EXHIBIT 10.1

FIRST AMENDMENT TO THE
PHH CORPORATION
CASH PERFORMANCE INCENTIVE AWARD

THIS FIRST AMENDMENT to the Cash Performance Incentive Award (the “Award Agreement”) awarded to ______________ (the “Participant”) under the PHH Corporation 2014 Equity and Incentive Plan (as amended from time to time, the “2014 EIP”), is made this 27th day of July, 2017. Capitalized terms used, but not defined, in this Award have the respective meanings ascribed to them in the 2014 EIP.

INTRODUCTION

PHH Corporation (the “Company”) has previously made a Cash Performance Incentive Award to the Participant under the EIP with a Grant Date of March 29, 2017. The award contains targets, which are attached to the Award Agreement as Appendix A. The Company wishes to modify the definition of the term “Excess Cash Available for Distribution by 12/31/17,” which appears on Schedule 1.

AMENDMENT

The Award Agreement is amended, as of the date and year first above written, by revising the definition of “Excess Cash Available for Distribution by 12/31/17” where it appears at the end of Section I of Schedule 1 to read as follows:

“‘Excess Cash Available for Distribution by 12/31/17’ means, as of December 31, 2017, the Company’s cash and cash equivalents, plus [* * *] minus [* * *], plus [* * *], minus [* * *], determined in the manner determined by the Committee.”

Except as specifically amended hereby, the Award Agreement shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Company has signed this First Amendment as of the day and year first above written.

PHH CORPORATION

By: _______________________________
Robert B. Crowl
President and Chief Executive Officer
PHH Corporation

______________
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.